Exhibit 99.2

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  February 13, 2017

PERRIGO COMPANY PLC

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Secretary

PERRIGO HOLDINGS LTD.

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Secretary

PERRIGO PHARMA INTERNATIONAL DAC

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Director

PERRIGO CORPORATION LTD.

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Secretary

PERRIGO SCIENCE ONE LTD.

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Secretary